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                                                                      Exhibit G

           THIS WARRANT SHALL EXPIRE AND BE OF NO FURTHER LEGAL EFFECT
              UNLESS DULY EXERCISED WITHIN THE TIME HEREIN PROVIDED

                                 NEUROCHEM INC.

                     (Incorporated under the laws of Canada)

February 18, 2003

                RIGHT TO PURCHASE UP TO 1,200,000 COMMON SHARES

                                     WARRANT

                               FOR THE PURCHASE OF

                                  COMMON SHARES

THIS IS TO CERTIFY THAT for value received, P.P. Luxco Holdings II s.a.r.l. (the "HOLDER"), shall be entitled to subscribe for and purchase, during the period herein provided, up to 1,200,000 fully paid and non-assessable Common Shares, subject to adjustment as provided herein (the "WARRANT SHARES") in the capital of Neurochem Inc. (the "CORPORATION") at an exercise price of $7.81 per share, subject to adjustment as provided herein (the "WARRANT EXERCISE PRICE"). Any rights hereunder not exercised before the Expiry Time (as defined hereinafter) shall expire and become of no further legal effect whatsoever.

This Warrant is issued pursuant to, and subject to the provisions of, the subscription agreement dated January 16, 2003 among the Corporation, the Holder and Piccbio Phanna Inc. (the "SUBSCRIPTION AGREEMENT").

Subject to the provisions of the following paragraph, this Warrant may be exercised in whole (or in part) at any time during the period commencing on the date hereof until the Expiry Time. The "EXPIRY TIME" of this Warrant shall be 5:00 p.m. (Montreal time) on February 18, 2006.

This Warrant may be exercised by the Holder, in whole or in part, by surrender of this Warrant, accompanied by a duly completed subscription form substantially in the form of Schedule 1 hereto, at the office of the Corporation, 7220, Frederick-Banting, Suite l00, Saint-Laurent, Quebec, Canada, H4S 2A1 (or such other address as the Corporation shall designate by way of prior written notice to the Holder), together with a certified cheque or bank draft payable to or to the order of the Corporation in payment of the aggregate Warrant Exercise Price for the Warrant Shares exercised at such time.

As soon as practicable following the exercise of this Warrant, the Corporation shall issue the Warrant Shares that the Holder has purchased upon such exercise and deliver a certificate for the Warrant Shares so purchased to the Holder.

The Corporation covenants and agrees that all Warrant Shares which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free of all

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liens, charges and encumbrances. The Corporation further covenants and agrees that, during the period within which this Warrant may be exercised, the Corporation will at all times have authorized and reserved a sufficient number of Common Shares or other applicable shares, securities or other property to provide for the issuance of all Warrant Shares upon the exercise of this Warrant.

The Corporation covenants that in the event that this Warrant is only partially exercised, following such partial exercise the Corporation will make and deliver a new Warrant in the name of the Holder representing the remaining Warrant Shares available for subscription and purchase by the Holder (the "NEW WARRANT"). It is understood that the New Warrant shall be identical to this Warrant, with the exception of the number of remaining Warrant Shares available for purchase.

IN ADDITION TO THE FOREGOING, THE FOLLOWING TERMS AND CONDITIONS SHALL GOVERN THIS WARRANT:

1. If the Corporation shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Warrant Exercise Price shall be proportionately decreased and the number of Warrant Shares entitled to be purchased proportionately increased, and conversely, if the outstanding Common Shares of the Corporation shall be consolidated into a smaller number of shares, the Warrant Exercise Price shall be proportionately increased and the number of Warrant Shares entitled to be purchased hereunder shall be proportionately decreased accordingly.

2. If at any time after the date hereof and prior to the Expiry Time there is a reorganization or reclassification of the capital stock of the Corporation outstanding or a change of the Common Shares into other shares or into other securities or other capital reorganization (other than as contemplated under Section 1 hereto), or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Corporation as an entity or substantially as an entity to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (each one of the foregoing being referred to herein as a "REORGANIZATION"), the Holder hereof shall have the right to purchase and receive, and shall accept for the same aggregate consideration, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore issuable upon the exercise of the Warrant, such shares or other securities as would have been issued or delivered with respect to or in exchange for such number of outstanding Common Shares equal to the number of Warrant Shares issuable upon the exercise in full of this Warrant, had such Reorganization taken place immediately after such exercise. The Corporation shall not effect any Reorganization unless, prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Corporation), resulting from such Reorganization, shall assume, by written instrument executed and mailed or delivered to the Holder of this Warrant, the obligation to deliver to such Holder such shares or securities' in accordance with the foregoing provisions.

3. If and whenever at any time after the date hereof and prior to the Expiry Time, the

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     Corporation fixes a record date for the issue or the distribution to all or substantially all the holders of Common Shares of (i) securities of the Corporation, including rights, options or warrants to acquire securities or other property or assets (including evidences of indebtedness) of the Corporation or (ii) any property or other assets, in either case as a stock dividend and in any case if such issuance or distribution does not constitute a dividend paid in the ordinary course or a Reorganization (any of such non-excluded events being called a "SPECIAL DISTRIBUTION"), the Warrant Exercise Price will be adjusted effective immediately after such record date to a price determined by multiplying the Warrant Exercise Price in effect on such record date by a fraction:

     (a)  the numerator of will be

          (i) the product of the number of Common Shares outstanding on such record date and the current market price of the Common Shares on such record date; less

          (ii) the fair market value, as determine by action of the directors of the Corporation (whose determination win be conclusive), to the holders of Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

     (b) the denominator of which will be the product of the number of Common Shares outstanding on such record date and the current market price of the Common Shares on such record date.

          To the extent that any Special Distribution is not so made, the Warrant Exercise Price will be readjusted effective immediately to the Warrant Exercise Price.

4.   For the purposes of Sections 1 through 3 above,

     (a) "CURRENT MARKET PRICE" at any date means the weighted average closing price per Common Share for the twenty (20) consecutive trading days ending on the fifth (5th) trading day before such date on the Toronto Stock Exchange or, if the Common Shares are not listed thereon, on such stock exchange, quotation system or over-the counter market on which the Common Shares are listed or quoted as may be selected for such purpose by the directors of the Corporation;

     (b) "DIVIDEND PAID IN THE ORDINARY COURSE" means dividends howsoever paid on the Common Shares in any financial year of the Corporation which are designated as such by action of the directors of the Corporation acting reasonably;

     (c) the adjustments provided for in Sections 1 through 3 are cumulative and will, in the case of adjustments to the Warrant Exercise Price, be computed to the nearest one tenth of one cent and win be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section; and

     (d)  no adjustment in the Warrant Exercise Price will be required unless such
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          adjustment would result in a change of at least 1% in the prevailing
          Warrant Exercise Price; provided however, that any adjustments which, except for the provisions of this subsection would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

5. The Corporation shall not be required to issue fractional shares in satisfaction of its obligations hereunder. If any fractional interest in shares would, except for the provisions of this Section 5, be deliverable upon any exercise of this Warrant, the number of shares deliverable upon such exercise shall be rounded down to the next whole number and the amount of the Warrant Exercise Price payable by the Holder shall be reduced accordingly in respect of such fractional interest not required to be issued or delivered by the Corporation.

6. Upon any adjustment of the number of Warrant Shares subject to this Warrant, then and in each case the Corporation shall give written notice there of to the Holder at the Holder's address in the books of the Corporation, which notice shall state the number of shares or other securities subject to the Warrant resulting from such adjustment, and shall upon receipt of the written request of the Holder set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

7. The Corporation shall make all required filings under applicable securities laws and, if applicable, by-laws, rules and regulations of the Toronto Stock Exchange and any other stack exchange or quotation system on which the Common Shares of the Corporation may be listed or quoted, to report the issuance of this Warrant to the Holder and the purchase of Warrant Shares hereunder, and shall pay all fees or other governmental charges in connection with such filing.

8.   The Corporation shall use its best efforts:

     (a) maintain the listing of the Common Shares on the Toronto Stack Exchange and to ensure that the Warrant Shares issuable upon exercise of this Warrant will be listed and posted for trading an the Toronto Stack Exchange; and

     (b) comply with its reporting issuer obligations under the Securities Act (Quebec) and equivalent provisions, if any, of applicable securities laws in each other Province of Canada.

9. This Warrant shall not entitle the Holder hereof to any rights as a shareholder of the Corporation, including, without limitation, voting rights or the right to receive the payment of dividends.

10. This Warrant and the rights relating thereto may not be assigned, in whale or in part, by the Holder without the prior written consent of the Corporation, except to affiliates of the Holder.

11. If this Warrant is mutilated, last, worn out, stolen or destroyed, the Corporation, and provided that the Holder furnishes such evidence of loss, theft or destruction as the
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     Corporation may require, will issue and deliver a new warrant in replacement thereof.

12. Subject to the terms hereof, this Warrant shall ensure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors and permitted assigns.

13. Any notice or other communication to be given or made hereunder must be given or made as specifically provided for herein or, failing specific instructions, in accordance with Section 11 of the Subscription Agreement.

14. All sums of money mentioned herein are expressed in Canadian currency and all payments hereunder are to be made in that currency.

15. This Warrant shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. For purposes of this Warrant, the Holder elects domicile at Montreal, Quebec, Canada.

IN WITNESS WHEREOF Neurochem Inc. has caused this Warrant to be signed by its duly authorized officer and to be dated February 18, 2003.


                                               NEUROCHEM INC.

                                               PER: /s/ Claude Michaud
                                                    ---------------------------
                                                    Claude Michaud


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                                   SCHEDULE 1

                                SUBSCRIPTION FORM

     Capitalized terms used herein have the meanings ascribed thereto in the warrant (the "WARRANT") issued by Neurochem Inc. (the "CORPORATION") to P.P. Luxco Holdings II s.a.r.l. (the "HOLDER") dated February 18, 2003.

     Pursuant to the terms of the Warrant, the undersigned Holder hereby elects
to exercise the Warrant to purchase                  Warrant Shares at a price
of $7.81 per Warrant Share, for an aggregate purchase price of                .
The Warrant certificate together with payment of the purchase price for the Warrant Shares hereby purchased by:

[_] certified cheque/[_] bank draft accompany this Subscription Form.

     The Holder hereby directs such Warrant Shares to be registered and certificates therefor to be issued as directed below, and that the certificates for such Warrant Shares be delivered to the undersigned by: [_] registered mail to the address setout below/[_] holding for pick-up by the undersigned or its designated representative at the head office of the Corporation at 7220, Frederick-Banting, Suite 100, Saint-Laurent, Montreal, Quebec, Canada, H4S 2Al.

DATED this                  day of                            , 2003.



                                   P.P. LUXCO HOLDINGS II S.A.R.L.


                                   NAME:
                                         --------------------------------------

                                   TITLE (IF APPLICABLE):
                                                          ---------------------

DIRECTION AS TO REGISTRATION

NAME OF REGISTERED HOLDER:
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ADDRESS OF REGISTERED HOLDER:
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